Exhibit 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 except for Notes 1 and 15, as to which the date is March 14, 2000, relating to the financial statements and financial statement schedules of Everest Reinsurance Holdings, Inc., which appears in Everest Re Group, Ltd. (successor registrant to Everest Reinsurance Holdings, Inc.) Annual Report on Form
10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP

New York, New York
March 28, 2000